REPUBLIC INDUSTRIES, INC.
                   200 East Las Olas Boulevard
                 Fort Lauderdale, Florida  33301





                          May 31, 1996


Addington Resources, Inc.
771 Corporate Drive, Suite 1000
Lexington, KY  40503

Gentlemen:

     This letter of intent is to confirm the general agreement in principle which we have reached concerning a proposed merger (the "Merger") of a newly-formed, wholly-owned subsidiary ("Newco") of Republic Industries, Inc. ("Republic") into Addington Resources, Inc. ("Addington").

     This letter of intent is intended to form the basis upon which the parties will mutually endeavor to promptly and in good faith take the steps necessary to negotiate and enter into agreements with respect to the proposed Merger. It is the objective of the parties to complete the due diligence process and enter into a definitive merger agreement (the "Merger Agreement") as promptly as possible but not later than June 30, 1996 (the "Termination Date").

     While it is presently contemplated that the transactions will be on the basis set forth below, the parties acknowledge that this letter of intent is not intended to, and does not, constitute binding obligations of either party, which obligations can only be created in a mutually agreeable Merger Agreement, except for Paragraphs 8 through 11, 13 and 15 hereof, which the parties agree are intended to, and do, constitute binding obligations.

1. Structure. Newco will be merged into Addington upon the filing of an appropriate Certificate of Merger (the date on which such Certificate is filed is called the "Effective Date"). It is the intention of the parties hereto that the Merger (a) will be treated for financial reporting purposes as a pooling of interests, (b) will constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and (c) the terms and conditions to be contained in the Merger Agreement will be consistent with such intention. The company surviving the Merger is referred to as the "Surviving Company" and shall be a wholly-owned subsidiary of Republic.

2.   Due Diligence Review; Definitive Merger Agreement; Timing.
As soon as practicable after your confirmation of the terms of this letter of intent, (a) Republic will promptly commence its due diligence review with respect to the financial condition, business, operations and prospects of Addington, and Addington will provide Republic with full access to all documents, information (including, without limitation, Addington's financial statements, tax returns, governmental reports, customer and supplier information, contracts, environmental assessments, marketing studies and memoranda), books, records and files, and to Addington's directors, officers and professional advisors that Republic may request for such purpose, and (b) Addington will commence its due diligence review of Republic, which shall be limited to a review of publicly available information relating to Republic and discussions with such senior management of Republic whom the parties mutually agree upon. In addition, the parties shall promptly commence preparation and negotiation of the Merger Agreement and preparation of the Registration Statement (and related Proxy Statement) described in Paragraph 6 below. Republic will prepare a draft of the Merger Agreement reflecting the terms of the contemplated transaction as set forth in this letter, and the parties will negotiate the terms and provisions thereof in good faith with a view to execution thereof prior to the Termination Date. The Merger Agreement will be based upon the general terms contained in this letter and will contain representations, warranties, covenants, and other terms and conditions typical of similar merger transactions.

3. Consideration. An aggregate of approximately 13,665,700 shares of common stock, $0.01 par value per share, of Republic ("Republic Common Stock") (reflecting Republic's previously announced 2-for-1 stock split) shall be issued to Addington shareholders pursuant to the Merger Agreement (the "Consideration"). In addition, an aggregate of approximately 379,800 shares of Republic Common Stock shall be reserved for issuance to holders of Addington options and stock grants that are convertible into shares of Addington common stock, $1.00 par value per share, ("Addington Common Stock"). On the Effective Date, each issued and outstanding share of Addington Common Stock outstanding immediately prior to the Effective Date shall be exchanged for 0.90 of a share of Republic Common Stock (the "Conversation Ratio"). The Conversion Ratio and the number of shares of Republic Common Stock referenced in this Letter of Intent have been adjusted to reflect the 2-for-1 stock split that will be distributed on June 10, 1996.

4. Options. Republic understands that Addington has outstanding options to purchase an aggregate of approximately 398,000 shares of Addington Common Stock at exercise prices ranging from $7.50 per share to $14.75 per share, which options are held by key employees, directors or advisors of Addington (and are set forth in the attached Schedule A, including individual exercise prices). Subject to review of the options and their plans, such options which remain outstanding on the Effective Date will be converted into options to purchase a number of shares of Republic Common Stock determined by multiplying the number of shares of Addington Common Stock subject to such option by the Conversion Ratio, with an exercise price per share determined by dividing the exercise prices per share of such option by the Conversion Ratio. Addington has no other outstanding options, warrants, or other securities (debt or equity) convertible into Addington Common Stock.

5. Restrictions on Resale of Republic Common Stock. Those persons who may be deemed "affiliates" of Addington within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended (the "Act"), including, but not limited to, those shareholders of Addington who are executing this letter of intent (the "Principal Shareholders"), and all other executive officers and directors of Addington (such affiliates, Principal Shareholders, other officers and directors being collectively referred to as the "Restricted Parties"), shall represent at the time the Merger Agreement is entered into that they have no plan or intention to sell, exchange or otherwise dispose of the Republic Common Stock received by them pursuant to the Merger, and will (a) agree that until such time as final results of operations of Republic covering at least thirty (30) days of combined operations of Republic and Addington subsequent to the Effective Date have been published, the Restricted Parties will not sell or otherwise dispose of any shares of Republic Common Stock issued to them pursuant to the Merger, and
(b) execute an appropriate "Affiliate Letter" (and consent to an appropriate legend on the Republic stock certificates to be received by such person) to assure compliance with Rule 145 promulgated under the Act. All Restricted Parties shall agree to limit sales of the shares which they may sell following the Effective Date to such amount of shares as is permitted to be sold in accordance with Rule 145.

6. Filing of Registration Statement/Proxy Statement. Republic shall prepare (with Addington's assistance and cooperation as reasonably required by Republic) and file, promptly following execution of the Merger Agreement, a Registration Statement on Form S-4 (the "Registration Statement") under the Act for the purpose of registering the Republic Common Stock to be issued in the Merger (the Prospectus in the Registration Statement to also serve as the Proxy Statement to be used in connection with the Special Meeting of Shareholders of Addington to be called to approve the Merger) and use their best efforts to cause the Registration Statement to become effective as soon thereafter as practicable. Addington shall set a record date for such a Special Meeting, shall duly notice and call a Special Meeting to approve the Merger, and shall cause such Proxy Statement to be mailed to its stockholders promptly following the declaration of effectiveness of the Registration Statement, all in accordance with its charter and bylaws, the Delaware General Corporation Law (the "DGCL"), and the regulations of the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers ("NASD").

7. Covenant Not to Compete. The Principal Shareholders shall, as part of the Merger Agreement, execute non-disclosure agreements which agreements shall contain covenants not to compete with Republic, the Surviving Company or their affiliates in the solid waste management business or in any other business in which Republic participates (except that in this latter case the Principal Shareholders shall not be prohibited from investing in any publicly traded company in which they collectively control at any time less than 10 percent of the voting control of such company) for a three year period following the Effective Date. Such agreements will also contain provisions for the retention of confidentiality of trade secrets and other confidential information, and for the non-solicitation of employees of Republic, the Surviving Company and their affiliates during such non-competition period.

8. Covenant and Proxy to Vote. The Principal Shareholders hereby agree to vote all of the shares of Addington Common Stock owned by them (representing an aggregate of approximately 45% of the outstanding shares of Addington Common Stock), a list of the number of such shares being contained in a Schedule B annexed hereto, (a) in favor of the Merger, and (b) against any proposal for any recapitalization, merger, sale of assets or other business combination between Addington and any person or entity (other that he Merger), or any other corporate action or agreement that would result in any breach of the Merger Agreement or which could result in any condition to Addington's obligations under the Merger Agreement not being fulfilled. The Principal Shareholders agree, at the time the Merger Agreement is entered into, to execute and deliver to Republic irrevocable proxies with respect to all shares of Addington Common Stock owned by them to effect the foregoing.

9.   No Solicitations.  From the date hereof until the Effective
Date or the earlier of (a) such date as Republic shall have advised Addington that it has elected to terminate this letter of intent, (b) the Termination Date if no Merger Agreement is entered into prior thereto, or (c) the date the Merger Agreement, if entered into, shall terminate in accordance with its terms (the "Non-Solicitation Period"), neither Addington nor the Principal Shareholders shall directly or indirectly (i) solicit or initiate discussion with or (ii) enter into negotiations or agreements with, or furnish any information about Addington that is not publicly available to, or otherwise assist, facilitate or encourage, any person or entity or group (other than Republic, an affiliate of Republic or their authorized representatives) concerning any proposal for a merger, sale of substantial assets, sale of shares of capital stock or other securities, recapitalization or other business combination transactions involving Addington or any of the subsidiaries of Addington or any material portion of any such company's assets (a "Competing Transaction"). Addington and the Principal Shareholders will instruct the respective officers, directors, employees, advisors, affiliates, counsel and agents of Addington and Addington's subsidiaries (collectively, the "Representatives") not to take any action contrary to the provisions of the previous sentence. Notwithstanding the foregoing, Addington and the Representatives shall not be prohibited from furnishing confidential information to, entering into discussions with or entering into any negotiations (or enter into agreement resulting from such negotiations) which were not so solicited or initiated to the extent such action is taken by, or upon the authority of, the Board of Directors of Addington due to the applicable fiduciary duties of such Board of Directors to the stockholders of Addington, as determined by such directors in the exercise of good faith judgment based upon the written advice of outside legal counsel that a failure of the Board of Directors of Addington to take such action would be likely to constitute a breach of its fiduciary duties to the stockholders of Addington; and provided, further, that prior to the execution and delivery of the Merger Agreement and for a period of thirty (30) days following the date of execution and delivery of the Merger Agreement, if Addingotn receives an offer or proposal involving a Competing Transaction it may furnish all information pertaining to Addington and its subsidiaries as the Board of Directors of Addington believes in good faith to be appropriate, if the Board of Directors of Addington (after consultation with its outside legal counsel) determines in good faith that such action is required due to the applicable fiduciary duties of the directors. Addington will notify Republic immediately in writing if Addington becomes aware that any inquiries or proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated with, Addington or its subsidiaries with respect to a Competing Transaction. Each time, if any, that the Board of Directors of Addington determines, upon written advice of such legal counsel and in the exercise of its good faith judgment as to its fiduciary duties to Addington's shareholders, that it must enter into negotiations with, or furnish any information that is not publicly available to, any person or other entity or group (other than Republic, an affiliate of Republic or their authorized representatives) concerning any Competing Transaction, Addington will give Republic prompt notice of such determination (which shall include a copy of the written advice of such legal counsel), Addington will promptly provide Republic copies of the information provided to such other person, entity or group, and Addington will fully inform Republic of the status and substance of such negotiations in a prompt manner.

     To induce Republic to commit to expend its resources and money to perform the due diligence investigation of Addington contemplated herein, Addington agrees that should it or any of its Principal Shareholders of Representatives during the Non-Solicitation Period either (a) receive an unsolicited proposal for a Competing transaction (an "Acquisition Proposal"), other than from Republic or an affiliate of Republic or their authorized representatives, and, during the Non-Solicitation Period or within one (1) year after the earliest of (I) the date Republic shall have advised Addington that it has elected to terminate this letter of intent, (II) the Termination Date if no Merger Agreement is entered into prior thereto, or (III) the date the Merger Agreement is entered into, consummate a transaction of a kind that would constitute a Competing Transaction with (x) the offeror or any affiliate of the offeror who made the Acquisition Proposal (the "Original Offeror") or
(y) another party who makes an Acquisition Proposal prior to the termination of negotiations with the Original Offeror, or (b) solicit or initiate any discussions for a Competing Transaction (regardless of whether it is consummated); then, in either instance, (x) Addingotn shall pay to Republic, as liquidated damages (and not as a penalty) to compensate Republic for the effort and expense which Republic will be expending in the course of its investigation and for its lost opportunity, the sum of $1,000,000 (which shall be paid contemporaneously with consummation of the Competing Transaction if the Acquisition Proposal was not solicited, or contemporaneously with the solicitation or initiation of any discussion if the Acquisition Proposal was solicited) and (y) each Principal Shareholder shall pay to Republic an amount in cash (or if the consideration to be received are securities of the acquiror, an amount in such securities, or payment in such form as permitted by the Competing Transaction) equal to the consideration paid by the acquiror (the "Third Party Acquisition Consideration") on a per share of Addington Common Stock basis in excess of (i) $15.00 (in the case of solicitations or discussions initiated for Competing Transactions by Addington, any of the Principal Shareholders or Representatives prior to the expiration of the non-solicitation period) or (ii) $21.50 (in the case of unsolicited proposals) (such amounts, as applicable being the "Base Amount") multiplied by the number of shares held by such Principal Shareholders as of the date hereof (which additional amounts shall be paid contemporaneously with consummation of the acquisition, whether or not such Acquisition Proposal was solicited), such number of shares and the Base Amount to be adjusted for stock splits, stock dividends, stock combinations; recapitalizations, reclassifications and the like. The Third Party Acquisition Consideration shall be deemed to include both cash and any securities or other property received in the transaction, as well as debts assumed in the transaction. In the event that any Third Party Acquisition Consideration shall be payable in securities; debt securities shall be valued at their market value on the day of delivery; preferred stock shall be valued at market value on the day of delivery; and common stock shall be valued by its market value on the day of delivery based on the ten day average closing price of such common stock on the principal stock exchange or Nasdaq market on which it is traded or quoted for the period prior to the consummation of such acquisition. In the event that any Third Party Acquisition Consideration shall be payable in other property, such other property shall be valued at an amount to be reasonably determined by Republic.

10. Pre-Effective Date Operations of Addington. Republic is proceeding on the basis that, at all times until the Effective Date, Addington and its subsidiaries will take no actions other than actions in the ordinary course of business and consistent with their past practices, and will use their best efforts to preserve intact their business organization and good will and preserve their relationships with their customers, suppliers and others having business relations with them. Without limiting the foregoing, neither Addington nor any of its subsidiaries will incur any additional obligations, or prepay any obligations, for borrowed money (except that Addington, acting in the ordinary course of business, may reasonably borrow and repay under its existing line of credit), encumber assets, sell any assets outside the ordinary course of business, declare or make any dividend or distribution with respect to the Addington Common Stock, commit to material capital expenditures or, other than in the ordinary course of business, increase (or authorize an increase) in employee compensation or benefits. No options or option plan of Addington may be amended or modified without the prior written consent of Republic. Addington agrees to give notice in writing to Republic promptly following the occurrence of any event which has had (or which is likely to have) a material adverse effect upon its assets, business, operations, prospects, properties or financial condition.

11. Capitalization. The authorized capital stock of Addington consists solely of 30,000,000 shares of common stock, par value $1.00 per share. As of the date hereof, 15,172,984 shares of Addington Common Stock are issued and outstanding, and not more than 24,000 additional shares are issuable upon exercise of vested stock grants. Except for the outstanding options referred to in Paragraph 4 and set forth on Schedule A, Addington has no outstanding securities convertible into, exchangeable for, or rights, warrants or options to acquire, any shares of capital stock or other convertible securities for Addington. In addition, neither Addington nor its subsidiaries shall (i) issue, or authorize or propose the issuance of, additional shares of capital stock of any class, or securities convertible into, exchangeable for, or rights, warrants or options to acquire, any shares or other convertible securities of Addington, other than shares of Addington Common Stock issued upon the exercise of such presently outstanding stock options or grants, nor, (ii) issue, or authorize or propose the issuance of, any other securities in respect of, in lieu of, or in substitution for, its now outstanding shares of Addington Common Stock.

12. Hart-Scott-Rodino Filing. Republic and Addington shall, promptly following execution of the Merger Agreement, file or cause to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), a notification, in report form, with respect to the proposed transaction, and each party shall respond promptly to any requests by authorized governmental agencies to file such additional information and documentary materials as may be requested pursuant to the HSR Act.

13. Expenses. Republic and Addington will bear their own expenses (including, without limitation, fees, disbursements and other costs of any finders, investment bankers, attorneys, accountants and other advisors) in connection with this letter of intent, the Merger Agreement and the transactions contemplated herein and therein, except that Republic and Addington shall each bear 50% of the HSR Act filing fees payable with respect to the Merger and Republic shall bear 100% of the SEC filing fee for the Registration Statement.

14. Brokers. Addington represents to Republic that it has not, and Republic represents to Addington that it has not, dealt with or engaged any broker or finder in connection with the transactions contemplated hereby.

15. Public Disclosure. Neither party shall issue any press release or otherwise publicize the transactions contemplated herein without the consent and approval of the other; however, the parties hereto consent to the issuance of the joint press release which the parties have simultaneously herewith approved, providing copies hereof to governmental agencies in connection with compliance with the HSR Act and to any other governmental agency which counsel to a party may advise such party may be required, and providing additional information, limiting in scope to the discussion contained in the press release, in response to unsolicited questions resulting from such press release or reports.

16. Conditions to Rising. Consummation of the transactions contemplated herein shall be subject to, among other things, the following:

          a. The execution of the Merger Agreement and other agreements contemplated herein and therein containing terms and conditions satisfactory to each party, which agreements will set forth all definitive terms and conditions of the proposed transactions with customary representations, warranties, covenants and indemnification provisions.

          b. Republic shall be satisfied with the results of its due diligence review with respect to Addington's assets, business, operations, prospects, properties and financial condition.

          c. Addington shall be satisfied with the results of its due diligence review of Republic.

          d.   The Merger shall have been approved and adopted by the
(a) Boards of Directors of each of Addington and Republic, and (b) affirmative vote of the stockholders of Addington to the extent required in accordance with Addington's charter and bylaws, the DGCL, and NASD regulations.

          e. The Boards of Directors of Addington and Republic shall have received favorable opinions (if sought) as to the fairness of the consideration to be received in the Merger from a financial point of view.

          f. The Republic Common Stock issuable pursuant to the Merger and pursuant to the exercise of the options set forth in Paragraph 4 shall have been authorized by NASD for listing on The Nasdaq Stock Market.

          g. The waiting period imposed by the HSR Act shall have expired or been earlier terminated without the institution or threat of governmental challenge to the Merger.

          h. There shall not have been instituted or threatened any action or proceeding before any court or administrative agency, by any governmental agency or any other person, challenging or otherwise relating to the Merger, or which otherwise would materially or adversely affect Republic or Addington if determined adversely to Republic or Addington.

          i. There shall not have been any action, or any statute, rule or regulation proposed or enacted, by any governmental authority or agency which would render the parties unable to consummate the Merger or make the Merger illegal or prohibit, restrict or delay consummation of the Merger.

          j. The parties shall have obtained all necessary third party and governmental consents and approvals, including, without limitation, applicable lenders to Republic and Addington.

          k. There shall have been no material adverse change in Addington's business, assets, results of operations, customer and employee relations, or business prospects.

          l. There shall have been no material change in Republic's business, results of operations, or business prospects.

          m. The Merger Agreement shall have been entered into prior to the Termination Date.

             [The balance of this page intentionally left blank]

Kindly confirm that this letter of intent reflects our agreement in principle by signing and returning a copy of this letter of intent to Republic. Unless Republic receives such signed copy by 6:00 p.m. Eastern Daylight Savings Time on Saturday, June 1, 1996, this letter of intent shall be null and void. We look forward to moving ahead promptly to finalize the proposed transactions.

Very truly yours,

REPUBLIC INDUSTRIES, INC.


By:/s/ Richard L. Hanley
     Richard L. Hanley
     Senior Vice President

CONFIRMED:

ADDINGTON RESOURCES, INC.


By:/s/ Howard P. Berkowitz
     Howard P. Berkowitz
     Chairman of the Board


HPB ASSOCIATES, INC.
By: HPB Group L.L.C.


/s/ Howard P. Berkowitz
Howard P. Berkowitz, Managing Member


/s/ Harold Blumenstein
Harold Blumenstein


/s/ James Grosfeld
James Grosfeld



/s/ Larry Addington
Larry Addington

/s/ Robert Addington
Robert Addington

/s/ Bruce Addington
Bruce Addington